UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

Ultratech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 321-8835

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Ultratech, Inc. (the “Company”) with the United States Securities and Exchange Commission on July 25, 2011 (the “Original Report”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently the Company will include in its proxy materials an advisory stockholder vote on the compensation of the Company’s Named Executive Officers. No other changes have been made to the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s 2011 annual meeting of stockholders, consistent with the recommendation of the Company’s Board of Directors, the stockholders voted, on a non-binding, advisory basis, that a stockholder advisory vote on the compensation paid to the Company’s Named Executive Officers should occur annually. As a result, the Company’s Board of Directors has determined to hold a stockholder non-binding, advisory vote on the compensation of the Company’s Named Executive Officers on an annual basis until such time that the frequency of the vote is next presented to its stockholders (which will be no later than the 2017 annual meeting of stockholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 24, 2011

ULTRATECH, INC.

By:	/s/ Bruce R. Wright
Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer

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